UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2012

Bohai Pharmaceuticals Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0697405
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.

No. 9 Daxin Road, Zhifu District

Yantai, Shandong Province, China 264000
(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
Item 8.01	Other Events

Bohai Pharmaceuticals Group, Inc. (the “Company”) is hereby voluntarily reporting that it has repaid $731,000 (the “Repayment”) due under the Company’s two-year 8% convertible notes (the “Notes”) as required under that certain Second Amendment to the Notes, dated May 15, 2012 (the “Second Amendment”). By making the Repayment, the term of the Notes has been formally extended to October 5, 2012 as provided for in the Second Amendment.

The Company is also voluntarily reporting that the Company has also paid $313,895 interest payment for the period of April 5, 2012 to July 5, 2012 on the Notes.

The Notes were originally issued in a financing completed by the Company in January 2010 for which Euro Pacific Capital, Inc. (“Euro Pacific”) acted as placement agent and also acts as representative of the Note holders. The Company and Euro Pacific entered into the Second Amendment to extend the maturity date thereof from April 5, 2012 to October 5, 2012 (such extra six month period, the “Second Extended Period”); and (ii) maintain the interest rate on the Notes at an annual rate of 12% (or 6% for the Second Extended Period). As of the date of the Current Report on Form 8-K, an aggregate of US$9.405 million in principals remains due under the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 12, 2012	Bohai Pharmaceuticals Group, Inc.

	By:	/s/ Hong Wei Qu
Name: Hong Wei Qu
Title: Chief Executive Officer